Exhibit 99
                                                                    ----------

                               POWER OF ATTORNEY

         That each of the undersigned officers and trustees of BlackRock S&P Quality Rankings Trust, a statutory trust formed under the laws of the State of Delaware (the "Trust"), do constitute and appoint Ralph L. Schlosstein, Robert S. Kapito and Anne F. Ackerley, and each of them, his true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-2, including any pre-effective amend ments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act") and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust's common shares of beneficial interest, par value $.001 per share, or the registration or offering of the Trust's preferred shares, par value $.001 per share; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.



         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 19th day of February, 2004.


                                     _________________________________
                                         Dr. Andrew F. Brimmer Trustee


                                      /s/ Richard E. Cavanagh
                                     _______________________________
                                         Richard E. Cavanagh
                                         Trustee


                                      /s/ Kent Dixon
                                     _______________________________
                                         Kent Dixon
                                         Trustee


                                      /s/ Frank J. Fabozzi
                                     _______________________________
                                         Frank J. Fabozzi
                                         Trustee


                                      /s/ James Clayburn La Force
                                     _______________________________
                                         James Clayburn La Force, Jr.
                                         Trustee


                                      /s/ Walter F. Mondale
                                     _______________________________
                                         Walter F. Mondale
                                         Trustee


                                     _______________________________
                                         Ralph L. Schlosstein
                                         Chairman and Trustee


                                      /s/ Robert S. Kapito
                                     _______________________________
                                         Robert S. Kapito
                                         Trustee, President
                                          and Chief Executive Officer


                                     _______________________________
                                         Henry Gabbay
                                         Treasurer and Chief Financial Officer